As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NNN REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

56-1431377

(I.R.S. Employer Identification No.)

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Telephone: (407) 265-7348

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Vincent H. Chao, Chief Financial Officer

NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Telephone: (407) 265-7348

(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Jeffrey B. Grill, Esq.

Justin J. Bintrim, Esq.

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street, N.W.

Washington, D.C. 20036

(202) 663-8000

Approximate date of commencement of proposed sale to the public:

From time to time following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement relates to securities which may be offered from time to time by NNN REIT, Inc. This registration statement contains a form of prospectus which will be used in connection with an offering of securities by us. The specific terms of the securities to be offered will be set forth in a prospectus supplement relating to such securities.

Prospectus

NNN REIT, Inc.

Debt Securities, Preferred Stock, Depositary Shares, Common Stock,

Stock Purchase Contracts, Rights, Warrants and Units

We may from time to time offer, in one or more series, separately or together, the following:

•	our debt securities, which may be either senior debt securities or subordinated debt securities;

•	shares of our preferred stock;

•	depositary shares representing interests in our preferred stock;

•	shares of our common stock;

•	stock purchase contracts to purchase or sell shares of our common stock or preferred stock;

•	rights to purchase our debt securities or shares of our common stock or preferred stock;

•	warrants to purchase shares of our common stock, preferred stock or depositary shares representing interests in our preferred stock; and/or

•	units, consisting of two or more securities described in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “NNN.” On August 4, 2026, the last reported sale price of our common stock on the NYSE was $47.17 per share.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities.

When we sell particular securities, we will prepare a prospectus supplement describing the offering and the terms of those securities. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of our securities being offered that we believe are appropriate to preserve our status as a real estate investment trust, or REIT, for federal income tax purposes. You should carefully read this prospectus and the applicable prospectus supplement, as well as any other offering materials we provide you in connection with any offering of securities, before you invest in any of our securities.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

We may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers. See the section of this prospectus entitled “Plan of Distribution” for more information. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves risk. You should carefully consider the risks described under “Risk Factors” on page 5 of this prospectus and those included under the same title in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission (the “SEC”), including any risks described in any accompanying prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2026.

You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized anyone to provide you with any different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time in one or more offerings, offer and sell:

•	our debt securities, which may be either senior debt securities or subordinated debt securities;

•	shares of our preferred stock;

•	depositary shares representing interests in our preferred stock;

•	shares of our common stock;

•	stock purchase contracts to purchase or sell shares of our common stock or preferred stock;

•	rights to purchase our debt securities or shares of our common stock or preferred stock;

•	warrants to purchase shares of our common stock, preferred stock or depositary shares representing interests in our preferred stock; and/or

•	units, consisting of two or more securities described in this prospectus.

This prospectus provides you with a general description of those securities. We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and any schedules. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, we refer you to the actual exhibit for a complete description of the matters involved, and any statements contained or incorporated by reference in this prospectus or any prospectus supplement or any other offering materials we may provide you regarding those contracts, agreements or other documents are subject to, and qualified in their entirety by reference to, the complete terms of those documents. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus and, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering materials prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not offer or sell any securities in any jurisdiction where, or to any person to whom, such offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of securities is accurate only as of the respective dates of those documents, and that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the respective dates on which those documents were filed with the SEC, in each case unless we expressly indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, any accompanying prospectus supplement and any related offering materials we may provide you in connection with an offering of securities, and any documents incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement contain or may contain information regarding the industry, markets, submarkets and sectors in which we operate or expect to operate or related demographic data, some of which is based upon information from third party sources (which may include, among other things, industry and governmental publications and websites and data prepared or made available by market research firms) and, in some cases, our own internal estimates. We believe that these sources and estimates are reliable, but this information (whether obtained from third-party sources or based on our internal estimates) is subject to assumptions, estimates and other uncertainties, and we have not independently verified any of this information and cannot guarantee its accuracy or completeness.

In this prospectus, the words “we,” “NNN,” “our,” “ours” and “us” refer to NNN REIT, Inc. and all of its consolidated subsidiaries, unless the context indicates otherwise. The term “you” refers to a prospective investor.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus and any applicable prospectus supplement, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, when we use any of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend” or similar expressions, we are making forward-looking statements. These forward-looking statements are not guaranteed and are based on our present intentions and on our present expectations and assumptions. These statements, intentions, expectations and assumptions involve risks and uncertainties, some of which are beyond our control, that could cause actual results or events to differ materially from those we anticipate or project, such as:

•	changes in financial and economic conditions;

•	inherent risks related to owning real estate and indirect interests in real estate;

•	the financial failure of, or other default in payment by, tenants under their leases and the potential resulting vacancies;

•	our concentration with certain tenants, industries and geographic locations;

•	our dependence on single tenant properties;

•	the successful execution of our acquisition strategies;

•	the illiquid nature of our real estate investments;

•	the degree and nature of our competition;

•	climate change or impacts of weather on our property portfolio;

•	the accuracy of the tools we use to determine the creditworthiness of our tenants;

•	our ability to obtain debt or equity capital on favorable terms, if at all;

•	the inability to generate sufficient cash flows to service our outstanding debt or to comply with financial and other covenants on our debt instruments;

•	our failure to qualify or remain qualified for taxation as a REIT;

•	failure, weakness, interruption or breach in security of our information systems or those of our vendors and tenants; and

•	the other risks identified in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur. We undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in or incorporated by reference into, this prospectus.

NNN REIT, Inc.

NNN REIT, Inc., a Maryland corporation, is a fully integrated REIT formed in 1984.

We acquire, own, invest in and develop high-quality properties that are leased primarily to tenants under long-term, net leases, with minimal ongoing capital expenditures, and that are primarily held for investment. As of June 30, 2026, we owned 3,774 properties in all 50 states, the District of Columbia and Puerto Rico, with an aggregate gross leasable area of approximately 40,440,000 square feet and a weighted average remaining lease term of 10.1 years. As of June 30, 2026, 99.1 percent of our properties were leased.

Our corporate headquarters are located at 450 S. Orange Avenue, Suite 900, Orlando, Florida 32801, and our telephone number is (407) 265-7348.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risks described in this prospectus and those included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission, including any risks described in any accompanying prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities. The risks and uncertainties we have described are those we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial condition or results of operation or could cause the market price of our securities to fluctuate or decline. However, additional risks and uncertainties not currently known to us or that we currently deem immaterial may affect our business operations and the market price of our securities.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for one or more of the following:

•	repayment of debt;

•	acquisition of additional properties;

•	facility improvements and expansion fundings;

•	redemption or repurchase of any outstanding debt or other securities; and

•	working capital and general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities being offered and the extent to which such general provisions may apply are set forth in the Indenture (as defined in the following paragraph) or will be set forth in one or more indenture supplements and described in the applicable prospectus supplement. Therefore, you should read both the applicable prospectus supplement and the description of the debt securities set forth in this prospectus for a description of the terms of any series of our debt securities. We may also issue debt securities under a separate, new indenture other than the Indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

General

Our debt securities will be secured or unsecured direct obligations and may be senior or subordinated to our other indebtedness. Our debt securities will be issued under the Indenture, dated March 25, 1998, between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association (formerly Wachovia Bank, National Association (formerly First Union National Bank))), as trustee (the “Indenture”). The Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture is, and any supplement thereto will be, subject to, and governed by, the Trust Indenture Act of 1939, as amended. Any statements made in this prospectus that relate to the Indenture and our debt securities are only summaries of those provisions and are not meant to replace or modify those provisions. Capitalized terms used but not defined in this prospectus shall have the respective meanings set forth in the Indenture.

The Indenture permits:

•	the debt securities to be issued without limits as to aggregate principal amount;

•

the debt securities to be issued in one or more series, in each case as established from time to time by our Board of Directors or as set forth in the Indenture or one or more indentures supplemental to the Indenture;

•	debt securities of one series to be issued at varying times; and

•	a series to be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

We may, but need not, designate more than one trustee in connection with the Indenture, each with respect to one or more series of debt securities. Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each of those trustees will be considered a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee. Unless this prospectus states otherwise, a trustee will only be permitted to take action with respect to the one or more series of debt securities for which it is trustee under the Indenture.

The following summaries set forth certain general terms and provisions of the Indenture and our debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities of that series, including the following specific terms:

(1) the title of the debt securities;

(2) the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

(3) the percentage of the principal amount at which the debt securities will be issued and, if applicable, the portion of the principal amount that is payable upon declaration of acceleration of the maturity of the debt securities, the portion of the principal amount of the debt securities that is convertible into shares of our common stock or other equity securities, or the method by which any such portion shall be determined;

(4) if such debt securities are convertible into equity, any limitation on the ownership or transferability of shares of our common stock or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(5) the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

(6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

(7) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates, the record dates for interest payment, the persons to whom interest shall be payable, and how interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(8) the place or places where the principal of (and premium, if any) or interest on, if any, the debt securities will be payable, where the debt securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon us in respect to the debt securities and the applicable indenture may be served;

(9) the period or periods within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we have such an option;

(10) our obligation, if any, to redeem, repay or purchase the debt securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the periods, the prices, and other terms and conditions of such redemption, repayment or purchase;

(11) if other than U.S. dollars, the currency or currencies, including the terms and conditions on which the debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

(12) whether the amount of payments of principal (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which any amounts shall be determined;

(13) any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants set forth in the applicable indenture;

(14) whether the debt securities will be issued in certificated or book-entry form;

(15) whether the debt securities will be in registered or bearer form, or both, and, if and to the extent in registered form, the denominations of the debt securities if other than $1,000 or any integral multiple of $1,000 and, if and to the extent in bearer form, the denominations and their terms and conditions;

(16) the applicability (or modification), if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

(17) the terms (and the class), if any, upon which such debt securities may be convertible into shares of our common stock or other equity securities, and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(18) whether and under what circumstances we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge, and, if so, whether we will have the option to redeem the debt securities in lieu of making a payment;

(19) the provisions, if any, relating to the security provided for the debt securities; and

(20) any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

Certain of our debt securities may provide that if the maturity date is accelerated, we will be required to pay less than the entire principal amount. These securities are referred to as original issue discount securities. The prospectus supplement relating to these securities will describe any material U.S. federal income tax, accounting and other considerations that apply.

Except as may be set forth in the applicable prospectus supplement, our debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of our debt securities protection in the event of:

(1) a highly leveraged or similar action involving us; or

(2) a change of control of us.

However, the requirements for an entity to qualify as a REIT include certain restrictions on ownership and transfers of our shares of common stock and other equity securities. These restrictions may act to prevent or hinder a change of control. See “Description of Common Stock — Restrictions on Ownership.” Provided below is a general description of the events of default and covenants contained in the Indenture. You should refer to the applicable prospectus supplement for information on any variances from this general description.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, our debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on, if any, any series of debt securities will be payable at the applicable trustee’s corporate trust office, the address of which will be set forth in the applicable prospectus supplement. We will retain the option to make interest payments by check, mailed to the address of the person entitled to the interest as it appears in the applicable register for such debt securities. We can also pay by wire transfer of funds to that person at an account maintained within the United States.

Any interest not paid or otherwise provided for when due with respect to a debt security will not be payable to the holder in whose name the debt security is registered on the date we have specified as the date a registered holder of the debt security as of that date would be entitled to receive the interest payment due (the record date). Instead, the interest may be paid to the person in whose name such debt security is registered at the close of business on the date the trustee has set as the date on which a registered holder as of that date would be entitled to receive the defaulted interest payment (the special record date). Notice of the payment will be given to the holder of that debt security not less than 10 days before the special record date. Interest may also be paid at any time in any other lawful manner, all as more completely described in the Indenture. If interest is not paid within 30 days of the due date, the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of that series may accelerate the securities. See “—Events of Default, Notice and Waiver.”

Subject to certain limitations applicable to debt securities issued in book-entry form, our debt securities of any series:

•

will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable trustee; and

•	may be surrendered for conversion or registration of transfer at the corporate trust office of the applicable trustee.

Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration or exchange. We may at any time change transfer agents or approve a change in the location through which any transfer agent acts. However, we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee will be required:

•

to issue, exchange or register the transfer of any debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to exchange or register the transfer of any debt security, or portion of the security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

to issue, exchange or register the transfer of any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale

The Indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation. Those transactions are permitted if:

•

we are the continuing corporation, or, if not, the resulting or acquiring entity assumes all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the debt securities and performance of the covenants and conditions contained in the Indenture;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions are delivered to the trustee.

Certain Covenants

Existence. Except as permitted under “— Merger, Consolidation or Sale,” the Indenture requires that we do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by articles of incorporation, bylaws or statute) and franchises. We may, however, dispose of any right or franchise if we determine that the right or franchise is no longer desirable in the conduct of our business.

Maintenance of Properties. As required in the Indenture, we will maintain, keep in good condition and make all necessary repairs, renewals, replacements, betterments and improvements of our, or our subsidiaries’ properties that we deem necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times. We, or our subsidiaries may, however, sell or otherwise dispose for value our properties in the ordinary course of business.

Insurance. We, and our subsidiaries, will maintain the customary policies of insurance with responsible companies, taking into consideration prevailing market conditions and availability, for all of our properties and operations.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged (or, if applicable, cause to be transferred to bond or other security), before the same shall become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or any of our subsidiaries; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

We will not, however, pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, the Indenture requires that we, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC, if we were so subject:

•

transmit by mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act, if we were subject to such Sections;

•

file with the trustee copies of the annual reports, quarterly and other documents that we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to such Sections; and

•	supply promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of debt securities.

Additional Covenants. If we make any additional covenants with respect to any series of debt securities we will describe those covenants in the applicable prospectus supplement.

Events of Default, Notice and Waiver

The Indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series at its maturity;

•	failure to deposit any sinking fund payment when due on debt securities of that series;

•

failure to perform any of our other covenants in the Indenture (unless the covenant applies to a different series of debt securities issued under the Indenture), for 60 days after we receive written notice as provided in the Indenture;

•

default under any evidence of our indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured which results in the acceleration of indebtedness in an aggregate principal amount exceeding $10,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the Indenture;

•

any case, proceeding or other action under bankruptcy, insolvency, reorganization or relief of debtors laws is initiated by or against us (or any of our Significant Subsidiaries) in which the entity initiating the case, proceeding or other action seeks to have an order for relief entered with respect to it, or seeks to adjudicate us (or any of our Significant Subsidiaries) bankrupt or insolvent, or seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to our (or any of our Significant Subsidiaries’) debts;

•	a court grants relief in connection with any of the cases, proceedings or other actions described above;

•

we (or any of our Significant Subsidiaries) seek appointment of a receiver, trustee, custodian, conservator or other similar official for us (or any of our Significant Subsidiaries) or for all or any substantial part of our (or any of our Significant Subsidiaries’) assets, or we (or any of our Significant Subsidiaries) make a general assignment for the benefit of our (or any of our Significant Subsidiaries’) creditors; and

•	any other event of default provided with respect to that series of debt securities.

The term “Significant Subsidiary” means each of our significant subsidiaries (as defined in Regulation S-X promulgated under the Securities Act) that, in general, meets any of the following tests:

i. our investments in the subsidiary or advances to it exceed 10% of our total assets; or

ii. our proportionate share of the subsidiary’s total assets exceeds 10% of our total assets; or

iii. our equity in the income from the subsidiary’s continuing operations exceeds 10% of our income.

If an Event of Default for any series of our outstanding debt securities occurs and is continuing, then the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, where applicable such portion of the principal amount as may be specified in the terms) of all of the debt securities of that series to be due and payable immediately by written notice to us (and to the applicable trustee if given by the holders). However, at any time after a declaration of acceleration has been made, the holders of a majority of the principal amount of debt securities of that series (or of each series of debt securities then outstanding under the Indenture, as the case may be) can rescind and annul the declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•

all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture.

The Indenture also provides that the holders of not less than a majority in principal amount of the debt securities of any series (or of each series of debt securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium or interest on any debt security of the series; or

•	in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected by that default.

The Indenture provides that the trustee is required to give notice to the holders of the debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived. However, the trustee may withhold notice to the holders of any such series of debt securities of any default with respect to that series (except a default in the payment of the principal, any premium or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified responsible officers of the trustee consider such withholding to be in the interest of the holders.

The Indenture provides that no holder of our debt securities of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or for any remedy, except in the case of the failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates.

Subject to provisions in the Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of debt securities then outstanding under the Indenture, unless those holders have offered to the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series (or of each series of debt securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not involved.

Within 120 days after the close of each fiscal year, we are required to deliver to each trustee under the Indenture a certificate, signed by one of several specified officers, stating whether such officer has knowledge of any default under the Indenture and, if so, specifying the nature and status of each such default.

Modification of the Indenture

Modifications and amendments of the Indenture may be made only with the consent of the holders of a majority in principal amount of all of our outstanding debt securities issued which are affected by such modification or amendment. The following modifications or amendments will not be effective against a holder without its consent:

•	a change in the stated maturity of the principal of, installment of interest or premium (if any) on the debt security;

•	a reduction in the principal amount of, or the rate of amount of interest on, or any premium payable upon redemption of, the debt security;

•

a reduction in the principal amount of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	a change in the place of payment, or the currency or currencies, for payment of principal of, or premium (if any) or interest on any such debt security;

•	an impairment of the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

a reduction in the percentage of outstanding debt securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions of or certain defaults and consequences under, or to reduce the quorum or voting requirements set forth in the Indenture; or

•

a modification of any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain of our covenants in the Indenture, including those described in “— Certain Covenants.”

We and the trustee may modify or amend the Indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the Indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued, or to surrender any right or power conferred upon us in the Indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities issued;

•

to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•

to change or eliminate any provision of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any previously created series issued which are entitled to the benefit of such provision;

•	to secure the debt securities issued;

•

to establish the form or terms of debt securities of any series issued, including the provisions and procedures, if applicable, for the conversion of such debt securities into shares of our common stock;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued; or

•

to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities issued, provided that such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued.

The Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of the debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination if the maturity were to be accelerated;

•

the principal amount of a debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided above);

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless the Indenture otherwise provides; and

•	debt securities we own or any other obligor upon the debt securities or any of our affiliates or of such other obligor shall be disregarded.

Meetings of the Holders of Debt Securities

The Indenture contains provisions for convening meetings of the holders of an issued series of debt securities. A meeting may be called at any time by the trustee, at our request or at the request of holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case, upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened. Such resolution must be adopted at a meeting or adjourned meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum.

Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Unless otherwise indicated in the applicable prospectus supplement, we may elect either:

•

to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) with respect to such debt securities (“defeasance”); or

•

to be released from our obligations with respect to those debt securities under the Indenture (being the restrictions described under the heading “— Certain Covenants”) or if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”), in either case, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

Such a trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) confirming that:

•	the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance; and

•

the holders will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such debt securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

“Government Obligations” means securities that are:

•	of the same government that issued the currency in which the series of debt securities are denominated and in which interest is payable; or

•	of government agencies backed by the full faith and credit of such government.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•

the holder of a debt security of such series is entitled to and does elect, pursuant to the Indenture or the terms of such debt security, to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security; or

•

a conversion event (as described below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

A conversion event is the cessation of use of:

•

a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community;

•	the European currency unit (the “ECU”) both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the ECU for the purposes for which it was established.

Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in the fourth clause under “— Events of Default, Notice and Waiver” with respect to the specified sections in the Indenture (which sections would no longer be applicable to such debt securities) or the ninth clause with respect to any other covenants as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable and Government Obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. In any such event, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Convertible Debt Securities

The terms and conditions, if any, upon which the debt securities are convertible into shares of our common stock will be set forth in the applicable prospectus supplement. Such terms will include:

•	whether such debt securities are convertible into shares of common stock;

•	the conversion price (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at our option or at the option of the holders; and

•

the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.

Reference is made to the section captioned “Description of Common Stock” for a general description of shares of our common stock to be acquired upon the conversion of debt securities, including a description of certain restrictions on the ownership of shares of our common stock.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF PREFERRED STOCK

The following is a general description of the preferred stock that we may offer from time to time. The particular terms of the preferred stock being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement. The statements below describing our preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Articles of Incorporation and our Bylaws.

Our authorized capital stock consists of 375,000,000 shares of common stock, par value $0.01 per share, 15,000,000 shares of preferred stock, par value $0.01 per share, and 390,000,000 shares of excess stock, par value $0.01 per share, issuable in exchange for capital stock as described below under “Description of Common Stock — Restrictions on Ownership.” As of June 30, 2026, we had no shares of preferred stock issued and outstanding.

General

Under our Articles of Incorporation, our Board of Directors may from time to time establish and issue one or more series of preferred stock without stockholder approval. Our Board of Directors may, subject to the express provisions of any other series of preferred stock then outstanding, alter the designation, classify or reclassify any unissued preferred stock by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Preferred stock will, when issued, be fully paid and nonassessable.

The prospectus supplement relating to any preferred stock offered under it will contain the specific terms, including:

•	the number of shares, designation or title of the shares and offering price of the shares;

•

the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the redemption rights, including conditions and the price(s), if any, for shares of the series;

•	the terms and amounts of any sinking fund for the purchase or redemption of shares of the series;

•

the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, and the relative rights of priority, if any, of payment of shares of the series;

•

whether the shares of the series will be convertible into shares of any other class or series, or any of our other securities, or securities of any other corporation or other entity, and, if so, the specification of the other class or series of the other security, the conversion price(s) or dates on which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series;

•	the voting rights, if any, of the holders of shares of the series; and

•	any other relative rights, preferences and limitations on that series.

Rank

Unless otherwise specified in the prospectus supplement, our preferred stock, of a particular series, being issued will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all equity securities ranking junior to preferred stock we have issued;

•	on a parity with all equity securities we have issued, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

•	junior to all preferred stock of a different series that we have issued, the terms of which specifically provide that such equity securities rank senior to preferred stock of another series.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by our Board of Directors.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date. We will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, we will not pay or declare a full dividend on a series of parity or junior preferred stock or common stock unless:

•

for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full cumulative dividends on the preferred stock through the then-current dividend period; or

•	for preferred stock lacking cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full dividends for the then-current dividend period.

If dividends are not paid in full (or if a sum sufficient has not been set aside for full payment), then dividends for both that series and any parity series will be declared pro rata. Therefore, the amount of dividends declared per share of both series will maintain the same ratio that accrued dividends per share of each series bear to each other. Accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable for any dividend payment or payments on preferred stock of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless we have paid, or declared and set apart a sum sufficient to pay, the then-current dividend (including dividend payments in arrears if dividends are cumulative) for a series of preferred stock, we will not declare dividends (other than in common stock or preferred stock ranking junior to the preferred stock of such series as to dividends and upon liquidation), or pay or set aside for payment or declare or make any other distribution, upon shares of the common stock, junior stock or parity stock as to dividends or upon liquidation. Additionally, we shall not redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) any shares of common stock, junior stock or parity stock as to dividends or upon liquidation. However, we may convert or exchange those shares into junior stock as to dividends and upon liquidation.

Redemption

If so provided in the applicable prospectus supplement, any series of our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of our preferred stock that is subject to mandatory redemption will specify:

•	the number of shares of such preferred stock that we will redeem in each year;

•	the year the redemption will commence;

•	the redemption price per share, together with an amount equal to all accrued and unpaid dividends to the date of redemption; and

•	whether the redemption price may be payable in cash or other property.

If the redemption price for our preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if we have not issued capital stock or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable class or series of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

We cannot redeem, purchase or otherwise acquire shares of a series of preferred stock unless:

•

for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full cumulative dividends on the preferred stock through the then-current dividend period; or

•	for preferred stock lacking cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay, full dividends for the then-current dividend period.

The foregoing shall not prevent the purchase or acquisition of preferred stock of such series to preserve our REIT status, or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series.

If fewer than all of our outstanding preferred stock of any series are to be redeemed, we will determine the number of shares to be redeemed. We may redeem the shares on a pro rata basis from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by the holder (with adjustments to avoid redemption of fractional shares), or by lot in a manner we determine.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and the series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such shares are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date; and the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.

If fewer than all of the preferred stock of any series are to be redeemed, the notice mailed to each holder shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any of our preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock, and all rights of the holders of the redeemable shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment will be made to the holders of any shares of common stock or any other class or series of preferred stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all our outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series of preferred stock, we will not, without the affirmative vote or consent of the holders of at least a majority of each series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

•

authorize or create, or increase the authorized or issued amount of, any class or series of our capital stock ranking senior to such series of preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of our authorized capital shares into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•

amend, alter or repeal the provisions of our Articles of Incorporation or the designating amendment for such series of preferred stock, whether by merger, consolidation or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock or the holders thereof.

However, with respect to the occurrence of any of the Events set forth above, so long as the preferred stock remains outstanding with the terms materially unchanged, taking into account that upon the occurrence of an Event, we may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of preferred stock. Further, any increase in the amount of:

•	the authorized preferred stock or the creation or issuance of any other series of preferred stock; or

•

the authorized shares of such series or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up;

shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of preferred stock of such series shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement. Such terms will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible;

•	the conversion price (or manner of calculation);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of preferred stock or us;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of such series of preferred stock.

Restrictions on Ownership

As discussed below under “Description of Common Stock — Restrictions on Ownership,” for us to qualify as a REIT under the U.S. Internal Revenue Code of 1986 (the “Code”) not more than 50% in value of our outstanding equity securities of all classes may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any of our preferred stock. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of preferred stock.

Book-Entry Preferred Stock

The preferred stock of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of preferred stock will be described in the applicable prospectus supplement relating to such series.

Registrar and Transfer Agent

The registrar and transfer agent for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following is a general description of the depositary shares that we may offer from time to time. The particular terms of the depositary shares being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement.

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. We will deposit shares of preferred stock of each series represented by depositary shares under a separate deposit agreement among us, the applicable depositary and the holders from time to time of the depositary receipts. Generally, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of preferred stock represented by the applicable depositary shares, to all the rights and preferences of those shares of preferred stock (including dividend, voting, conversion, redemption and liquidation rights). As of June 30, 2026, we had no depositary shares issued and outstanding.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of our preferred stock to the depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Some of the particular terms of the depositary shares offered by the applicable prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the prospectus supplement, which may also include, if applicable, a discussion of material U.S. federal income tax considerations.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of the applicable deposit agreement and related depositary receipts. Accordingly, you should read the form of deposit agreement and depositary receipt in their entirety before making an investment decision.

DESCRIPTION OF COMMON STOCK

The following description of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of our warrants to purchase common stock. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Articles of Incorporation and Bylaws.

General

Our authorized capital stock consists of 375,000,000 shares of common stock, par value $0.01 per share, 15,000,000 shares of preferred stock, par value $0.01 per share, and 390,000,000 shares of excess stock, par value $0.01 per share, issuable in exchange for capital stock as described below under “— Restrictions on Ownership.” As of June 30, 2026, we had 191,931,110 shares of common stock issued and outstanding. All issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

The holders of common stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the stockholders. Stockholders are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for that purpose. Upon our liquidation, dissolution or winding up, holders of common stock are entitled to share pro rata in any distribution to stockholders. Holders of common stock have no redemption, sinking fund, preemptive, subscription or conversion rights. The common stock will, when issued, be fully paid and nonassessable, and will not be subject to preemptive or other similar rights.

Restrictions on Ownership

For us to qualify as a REIT, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. The shares must be beneficially owned (without reference to any rules of attribution) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and certain other requirements must be satisfied. See “Material Federal Income Tax Considerations — Taxation of NNN REIT, Inc.”

To ensure that five or fewer individuals do not own more than 50% in value of the outstanding common stock, our Articles of Incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding capital stock. Our Board of Directors may waive this ownership limit if evidence satisfactory to us and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. As a condition of such waiver, our Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our status as a REIT.

This ownership limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, this ownership limit may prevent any person or small group of persons from acquiring unilateral control of us.

If the ownership, transfer or acquisition of shares of common stock, or change in our capital structure or other event or transaction would result in:

•	any person owning (applying certain attribution rules) capital stock in excess of the ownership limit;

•	fewer than 100 persons owning our capital stock;

•	our being “closely held” within the meaning of Section 856(h) of the Code; or

•	our otherwise failing to qualify as a REIT,

then the ownership, transfer or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the capital stock to the extent required to avoid such a result. Capital stock owned, transferred, or proposed to be transferred, in excess of the ownership limit or which would otherwise jeopardize our status as a REIT will automatically be converted to excess stock. A holder of excess stock is not entitled to distributions, voting rights, and other benefits with respect to such shares, except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of excess stock, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee or holder of excess stock shall be repaid to us upon demand. Excess stock shall be subject to our repurchase at our election. The purchase price of any excess stock shall be equal to the lesser of:

•

the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of excess stock, the fair market value at the time of such devise or gift or event); or

•	the fair market value of such common stock on the date on which we or our designee determines to exercise its repurchase right.

If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any excess stock may be deemed, at our option, to have acted as an agent on our behalf in acquiring such excess stock and to hold such excess stock on our behalf.

For purposes of our Articles of Incorporation, the term “person” shall mean:

•	an individual;

•	a corporation;

•	a partnership;

•	an estate;

•	a trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code);

•	a portion of a trust permanently set aside to be used exclusively for the purposes described in Section 642(c) of the Code;

•	an association;

•	a private foundation within the meaning of Section 509(a) of the Code;

•	a joint stock company or other entity; or

•	a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

The term “person” shall not include an underwriter which participated in a public offering of our capital stock for a period of sixty (60) days following the purchase by such underwriter of capital stock therein, provided that the foregoing exclusions shall apply only if the ownership of such capital stock by such underwriter would not cause us to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.

All certificates representing capital stock will bear a legend referring to the restrictions described above.

Our Articles of Incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% of the outstanding capital stock, or such lower percentage as may be required pursuant to regulations under the Code or as may be requested by our Board of Directors, must file a written notice with us no later than January 31 of each year with respect to the prior year containing:

•	the name and address of such owner,

•	the number of shares of capital stock owned by such holder; and

•	a description of how such shares are held.

In addition, each stockholder shall be required to disclose, upon demand, to us in writing, such information that we may request in good faith in order to determine our status as a REIT or to comply with the requirements of any taxing authority or governmental agency.

The ownership limitations described above may have the effect of precluding acquisitions of control of us by a third party.

Certain Provisions of Maryland Law and Our Articles of Incorporation and Bylaws

The following summary of certain provisions of the Maryland General Corporation Law and our Articles of Incorporation and Bylaws is not complete. You should read the Maryland General Corporation Law and our Articles of Incorporation, as amended, and Bylaws, as amended, for more complete information.

The following provisions, together with the transfer restrictions described under “— Restrictions on Ownership,” may delay or frustrate the removal of incumbent directors or the completion of transactions that would be beneficial, in the short term, to our stockholders. The provisions may also discourage or make more difficult a merger, tender offer, other business combination or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events would offer our stockholders a premium price on their securities or otherwise be favorable to the interests of our stockholders.

Amendments to Our Charter and Bylaws and Approval of Extraordinary Actions. Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that the affirmative vote of at least a majority of the votes entitled to be cast on the matter is required to approve all charter amendments or extraordinary actions. However, Maryland law permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Our bylaws may be repealed or amended, in whole or in part, or new bylaws may be adopted by our board of directors; provided, however, that our board of directors shall have no power or authority to modify, alter or repeal Section 3 or Section 5(a) of Article III, Section 1 of Article IV or Article XI of our bylaws.

Business Combinations. Applicable Maryland law, as set forth in the Maryland General Corporation Law, limits our ability to enter into “business combinations” and other corporate transactions, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities when the combination is between us and an “interested stockholder” (as defined below) or an affiliate of an “interested stockholder.” An interested stockholder is:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting shares; or

•

any of our affiliates that beneficially owned, directly or indirectly, 10% or more of the voting power of our outstanding voting shares at any time within two years immediately prior to the applicable date in question.

Control Share Acquisitions. Our charter exempts acquisitions of our shares of common stock by any person from “control share acquisition” requirements discussed below. With the approval of our Board of Directors, however, we could modify or eliminate the exemption in the future. If the exemption were eliminated, “control share acquisitions” would be subject to the following provisions:

The Maryland General Corporation Law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless two-thirds of the stockholders (excluding shares owned by the acquirer and by the officers and directors who are employees of the Maryland REIT) approve their voting rights.

“Control Shares” are shares that, if added to all other shares previously acquired, would entitle that person to exercise voting power, in electing directors, within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote with stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

If this provision becomes applicable to us, a person who has made or proposes to make a control share acquisition could, under certain circumstances, compel our Board of Directors to call a special meeting of stockholders to consider the voting rights of the control shares. We could also present the question at any stockholders’ meeting on our own.

If this provision becomes applicable to us, subject to certain conditions and limitations, we would be able to redeem any or all control shares. If voting rights for control shares were approved at a stockholders’ meeting and the acquirer were entitled to vote a majority of the shares entitled to vote, all other stockholders could exercise appraisal rights and exchange their shares for a fair value as defined by statute.

Number of Directors. The number of directors may be increased or decreased pursuant to our bylaws, provided that the total number of directors may not be less than three, and not more than twelve. Under Maryland law and our articles of incorporation, directors are elected for one-year terms.

Removal of Directors. Under our bylaws and charter, any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the then outstanding capital stock entitled to vote for the election of directors.

Vacancies on the Board of Directors. Our bylaws provide that, subject to the rights of any holders of preferred shares then outstanding, any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by vote of a majority of the remaining directors, or, if the remaining directors fail to act, at a meeting called for that purpose by the vote of a majority of the shares entitled to vote on the matter and present in person or by proxy. Each director so elected shall serve for the unexpired term of the director he is replacing.

Meetings of Stockholders. Our bylaws provide for an annual meeting of stockholders to elect individuals to the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the members of the Board of Directors, and shall be called by the Secretary at the request in writing of the holders of not less than a majority of the outstanding shares of common stock entitled to vote.

Our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken by unanimous written consent without a meeting.

Advance Notice for Stockholder Nominations and Stockholder New Business Proposals. Our bylaws require advance written notice for stockholders to nominate a director or bring other business before a meeting of stockholders. For an annual meeting, to nominate a director before a meeting of stockholders, a stockholder must deliver notice to our Secretary not later than the close of business on the 120th day and not earlier than the 150th calendar day prior to the first anniversary of the date of the proxy statement relating to the preceding year’s annual meeting. For an annual meeting, to bring other business before a meeting of stockholders, a stockholder must deliver notice to our Secretary not later than the close of business on the 120th calendar day prior to the first anniversary of the date of the proxy statement relating to the preceding year’s annual meeting. If the date of the annual meeting is changed by more than 30 days from the date of the preceding year’s meeting or if we did not hold an annual meeting the preceding year, notice must be delivered by the later of the close of business on (i) the date that is 180 days prior to such annual meeting date or (ii) the tenth day following the date such annual meeting date is first publicly announced or disclosed.

For a special meeting, to nominate a director, a stockholder must deliver notice to our Secretary not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the date on which public announcement is first made of the special meeting. Nominations for elections to the Board of Directors may be made at a special meeting by stockholders of record both at the time of giving of notice of the special meeting and at the time of the special meeting and who are entitled to vote at the special meeting and who complied with the notice procedures in our bylaws only (a) pursuant to the notice of special meeting, (b) by or at the direction of the Board of Directors or (c) if the Board of Directors has determined that directors shall be elected at the special meeting.

Our bylaws provide that we will include in our proxy statement for any annual meeting individuals nominated to stand for election to our board of directors by any stockholder or group of up to 20 stockholders who have owned at least three percent of our outstanding common stock for at least three years. The number of potential nominees stockholders can submit for any annual meeting is limited to the greater of two nominees or 20% of the total number of directors on the board. Proxy access is subject to procedural and other conditions and requirements as described more fully in our bylaws.

The postponement or adjournment of an annual or special meeting to a later date or time shall not commence any new time periods for the giving of notice as described above. Our bylaws contain detailed requirements for the contents of stockholder notices of director nominations and new business proposals.

Limitation of Liability of Directors and Officers. Our Articles of Incorporation provide that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer shall be liable to us or our stockholders for money damages. The Maryland General Corporation Law provides that we may restrict or limit the liability of directors or officers for money damages except:

•	to the extent anyone actually received an improper benefit or profit in money, property or services; or

•

a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action was material to the cause of action adjudicated and the action or failure to act was the result of bad faith or active and deliberate dishonesty.

Indemnification of Directors and Officers. Our Articles of Incorporation and Bylaws permit us to indemnify any of our employees or agents and require us to indemnify our directors and officers to the fullest extent permitted by Maryland law. The Bylaws require us to indemnify each director or officer and to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer or any person who, while a director, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who is made a party to a proceeding by reason of his or her status as a director, officer, employee or agent, to the fullest extent provided by Maryland law. Our Articles of Incorporation and Bylaws permit us to cover directors and officers under our directors’ and officers’ liability insurance.

The Maryland General Corporation Law provides that we may indemnify directors and officers unless:

•	the director actually received an improper benefit or profit in money, property or services;

•	the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or

•	in a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Transfer Agent

Equiniti Trust Company, LLC is the transfer agent of our common stock.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts.

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, shares of our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of shares of our common stock or preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the stock purchase contracts;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF RIGHTS

The following description contains general terms and provisions of rights to which any prospectus supplement may relate. The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights.

We may issue rights which consist of rights to purchase shares of our common stock or preferred stock or debt securities in one or more series. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of our common stock, share of our preferred stock or debt security upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of our common stock, shares of our preferred stock or debt securities that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into in connection with the offering of such rights.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrant.

We may offer by means of this prospectus warrants for the purchase of shares of our common stock, preferred stock or depositary shares representing our preferred stock. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series, and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

The following are some of the warrant terms that could be described in a prospectus supplement:

•	the title of the warrant;

•	the aggregate number of warrants;

•	price or prices at which the warrant will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, number and terms of the shares of common stock, preferred stock or our preferred stock represented by depositary shares that may be purchased on exercise of the warrant;

•	the date, if any, on and after which the warrant and the related securities will be separately transferable;

•	the price at which each security purchasable on exercise of the warrant may be purchased;

•	the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

•	the minimum or maximum number of securities that may be purchased at any one time;

•	any anti-dilution protection;

•	information with respect to book-entry procedures, if any;

•	a discussion of the material federal income tax considerations applicable to the warrants; and

•	any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

DESCRIPTION OF UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units.

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the title of any series of units;

•	the designation and terms of the units and of the securities comprising the units;

•

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	whether the units will be issued in fully registered or global form;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	a discussion of the material U.S. federal income tax considerations applicable to the units;

•	whether the units will be listed on any securities exchange; and

•	any other terms of the units and their constituent securities.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following section summarizes the material federal income tax issues that you may consider relevant relating to our taxation as a REIT under the Code, and the acquisition, ownership, and disposition of our stock. Because this section is a summary, it does not address all of the tax issues that may be important to you. For example, the discussion of the tax treatment of our stockholders addresses only common or preferred stock held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code. This summary also does not address the consequences of an investment in debt securities, stock purchase contracts, warrants, rights or units. The tax considerations of such an investment will be discussed in the applicable prospectus supplement. This discussion is based on current law and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a prospective stockholder in light of its particular circumstances. In addition, this section does not address the tax issues that may be important to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, former U.S. citizens or long-term residents, regulated investment companies, REITs, tax-exempt organizations (except to the extent discussed in “–Taxation of Tax-Exempt U.S. Stockholders” below), controlled foreign corporations, passive foreign investment companies, persons that acquire stock in connection with employment or other performance of personal services, persons subject to the alternative minimum tax, beneficial owners of shares subject to the special tax accounting rules under Section 451(b) of the Code, government entities, persons that are, or that hold stock through, partnerships or other pass-through entities, United States persons within the meaning of Section 7701(a)(30) of the Code (“United States persons”) whose functional currency is not the U.S. dollar, persons that hold stock as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, persons that purchase or sell stock as part of a wash sale for tax purposes, or non-U.S. individuals and foreign corporations (except to the extent discussed in “–Taxation of Non-U.S. Stockholders” below). In addition, this discussion is general in nature and is not exhaustive of all possible tax considerations, nor does it address any aspect of state, local or foreign taxation or any U.S. federal tax other than the income tax, and only to the extent specifically provided herein, certain excise taxes potentially applicable to REITs.

This summary is based upon the Code, the regulations of the U.S. Department of Treasury (“Treasury”) promulgated thereunder and judicial and administrative rulings now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect.

If a partnership, including an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of our stock, the treatment of the partnership, and partners in the partnership, will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our stock, and partners in such partnerships, should consult their tax advisors with regard to the U.S. federal income tax treatment of an investment in our stock.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES, OUR ELECTION TO BE TAXED AS A REIT AND THE EFFECT OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of NNN REIT, Inc.

The statements in this section are based on the current federal income tax laws governing our qualification as a REIT. We cannot assure you that new laws, interpretations of laws or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We elected to be taxed as a REIT under the federal income tax laws when we filed our 1984 federal income tax return. We have been organized and have operated in a manner intended to qualify as a REIT and we intend to continue to operate in that manner. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In the opinion of our tax counsel, Pillsbury Winthrop Shaw Pittman LLP, (i) we qualified as a REIT under Sections 856 through 860 of the Code with respect to each of our taxable years ended through December 31, 2025; and (ii) we are organized in conformity with the requirements for qualification as a REIT under the Code, and our current and proposed method of operation and ownership will enable us to meet the requirements for qualification and taxation as a REIT for the current taxable year and for future taxable years, provided that we have operated and continue to operate in accordance with various assumptions and factual representations made by us concerning our diversity of stock ownership, business, properties and operations. We may not, however, have met or continue to meet such requirements. You should be aware that opinions of counsel are not binding on the Internal Revenue Service (“IRS”) or any court. Our qualification as a REIT depends on our ability to meet, on a continuing basis, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within certain categories, the diversity of the ownership of our stock, and the percentage of our earnings that we distribute. We describe the REIT qualification tests in more detail below. Pillsbury Winthrop Shaw Pittman LLP will not monitor our compliance with the requirements for REIT qualification on an ongoing basis. Accordingly, our actual operating results may not satisfy the qualification tests. Pillsbury Winthrop Shaw Pittman LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax treatment of us and our stockholders if we fail to qualify as a REIT, see “— Requirements for REIT Qualification — Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders as a result of a deduction we receive for such distributions (the “dividends paid deduction”). The benefit of that tax treatment is that it avoids the “double taxation” (i.e., at both the corporate and stockholder levels) that generally results from owning stock in a subchapter C corporation. However, we will be subject to federal tax in the following circumstances:

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we will pay federal income tax on taxable income (including net capital gain) that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned;

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we will pay income tax at the highest corporate rate on (i) net income from the sale or other disposition of property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property;

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we will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that we hold primarily for sale to customers in the ordinary course of business (“prohibited transactions”);

•	any “taxable REIT subsidiaries” we form or acquire, generally will be required to pay federal corporate income tax on their earnings;

•	we will pay a 100% excise tax on transactions with a “taxable REIT subsidiary” that are not conducted on an arm’s-length basis;

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if we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under “— Requirements for REIT Qualification — Income Tests”), but nonetheless continue to qualify as a REIT because we meet certain other requirements, we will pay a 100% tax on (i) the gross income attributable to the greater of the amount by which we fail, respectively, the 75% or 95% gross income test, multiplied, in either case, by (ii) a fraction intended to reflect our profitability;

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if we fail, in more than a de minimis fashion, to satisfy one or more of the asset tests for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we may be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test;

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if we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect, but we would also be required to pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

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if we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will pay a nondeductible 4% excise tax on the excess of such required distribution over (A) the amount we actually distributed, plus (B) retained amounts on which corporate-level tax was paid by us;

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we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with the rules relating to the composition of a REIT’s stockholders;

•	we may elect to retain and pay income tax on our net long-term capital gain; or

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if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a “carryover” basis in the asset (i.e., basis determined by reference to the C corporation’s basis in the asset (or another asset)) and no election is made for the transaction to be taxable on a current basis, then if we recognize gain on the sale or disposition of such asset during the 5-year period after we acquire such asset, we will pay tax at the highest regular corporate rate applicable on the lesser of (i) the amount of gain that we recognize at the time of the sale or disposition and (ii) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for REIT Qualification. To qualify as a REIT, we must meet the following requirements:

1.	we are managed by one or more trustees or directors;

2.	our beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	we would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

4.	we are neither a financial institution nor an insurance company subject to certain provisions of the Code;

5.	at least 100 persons are beneficial owners of our stock or ownership certificates;

6.

not more than 50% in value of our outstanding stock or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (the “5/50 Rule”);

7.

we elect to be a REIT (or have made such election for a previous taxable year) and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

8.	we use a calendar year for federal income tax purposes and comply with the record keeping requirements of the Code and the related regulations of the Treasury; and

9.	we meet certain other qualification tests, described below, regarding the nature of our income and assets and the amount of our distributions to stockholders.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit-sharing trust under Code Section 401(a), and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

We believe we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our Articles of Incorporation restrict the ownership and transfer of our equity securities so that we should continue to satisfy requirements 5 and 6. The provisions of our Articles of Incorporation restricting the ownership and transfer of our equity securities are described in “Description of Common Stock — Restrictions on Ownership.”

We currently have several direct corporate subsidiaries and may have additional corporate subsidiaries in the future. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the parent REIT, unless we and the subsidiary have jointly elected to have it treated as a “taxable REIT subsidiary,” in which case it is treated separately from us and will be subject to federal corporate income taxation. Thus, in applying the requirements described herein, any qualified REIT subsidiary of ours will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. We do not currently have any taxable REIT subsidiaries, and although we may own taxable REIT subsidiaries or subsidiary REITs in the future, we believe all of our current direct corporate subsidiaries are qualified REIT subsidiaries. Accordingly, our qualified REIT subsidiaries are not subject to federal corporate income taxation, though they may be subject to state and local taxation.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single beneficial owner generally is not treated as an entity separate from its owner for federal income tax purposes. Similar to a qualified REIT subsidiary, all assets, liabilities, and items of income, deduction, and credit of such a disregarded entity are treated as assets, liabilities, and items of income, deduction, and credit of the owner. An unincorporated domestic entity, such as a partnership or a limited liability company, with two or more beneficial owners is generally treated as a partnership for federal income tax purposes and the owners are treated as partners for such purposes. For purposes of this discussion as it relates to federal income tax status, references to “partnership” also include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company.

A REIT is treated as owning its proportionate share of the assets of any partnership in which it is a partner and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets and items of income of any partnership in which we have acquired or will acquire an interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements. Our proportionate share is generally determined, for these purposes, based on our percentage interest in partnership equity capital, subject to special rules relating to the 10% asset test described below. Under partnership audit changes generally effective for audits in 2018 and later, a partnership (and not the partners) must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them. The IRS has issued regulations on these provisions, but it is still not entirely clear how all of these rules will be implemented. Accordingly, it is possible that in the future, we and/or any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, federal income tax, interest, and penalties resulting from a federal income tax audit, even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of an audit adjustment.

Income Tests. We must satisfy two gross income tests annually to maintain our qualification as a REIT:

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At least 75% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness, certain real estate liability hedges, and certain foreign currency hedges entered into, and certain recognized real estate foreign exchange gains) for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income (the “75% gross income test”). Qualifying income for purposes of the 75% gross income test includes “rents from real property,” interest on debt secured by mortgages on real property or on interests in real property, gain from the sale of real estate assets other than debt instruments of “publicly offered” REITs (REITs that are required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act) that qualify as real estate assets solely for that reason, and dividends or other distributions on and gain from the sale of shares in other REITs; and

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At least 95% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness, certain real estate liability hedges, and certain foreign currency hedges entered into, and certain recognized passive foreign exchange gains) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the “95% gross income test”).

The following paragraphs discuss the specific application of these tests to us.

Rental Income. Our primary source of income derives from leasing properties. There are various limitations on whether rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property” (which is qualifying income for purposes of the 75% and 95% gross income tests) under the REIT tax rules.

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If the rent is based, in whole or in part, on the income or profits of any person the rent will not qualify as “rents from real property,” although, generally, rent may be based on a fixed percentage or percentages of gross receipts or sales and still qualify as “rents from real property.” Our leases provide for either fixed rent, sometimes with scheduled escalations, or a fixed minimum rent and a percentage of gross receipts in excess of some threshold. We have not entered into any lease based in whole or part on the net income of any person and on an ongoing basis will use our best efforts to avoid entering into such arrangements unless, in either instance, we have determined or we determine in our discretion that such arrangements will not jeopardize our status as a REIT.

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Except in certain limited circumstances involving taxable REIT subsidiaries, if we or someone who owns 10% or more of our stock owns 10% or more of a tenant from whom we receive rent, the tenant is deemed a “related party tenant,” and the rent paid by the related party tenant will not qualify as “rents from real property.” Our ownership and the ownership of a tenant is determined based on direct, indirect and constructive ownership. The constructive ownership rules generally provide that if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. The applicable attribution rules, however, are highly complex and difficult to apply, and we may inadvertently enter into leases with tenants who, through application of such rules, will constitute “related party tenants.” In such event, rent paid by the related party tenant will not qualify as “rents from real property,” which may jeopardize our status as a REIT. We believe that we have not leased property to any related party tenant, except where we have determined in our discretion that the rent received from such related party tenant is not material and will not jeopardize our status as a REIT. On an ongoing basis, we will use our best efforts not to rent any property to a related party tenant (taking into account the applicable constructive ownership rules), except where we rent to a future taxable REIT subsidiary in the manner described below, or we determine in our discretion that the rent received from such related party tenant will not jeopardize our status as a REIT.

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In the case of certain rent from a taxable REIT subsidiary which would, but for this exception, be considered rent from a related party tenant, the space leased to the taxable REIT subsidiary must be part of a property at least 90% of which is rented to persons other than taxable REIT subsidiaries and related party tenants, and the amounts of rent paid to us by the taxable REIT subsidiary must be substantially comparable to the rents paid by such other persons for comparable space. If in the future we have any taxable REIT subsidiaries and we rent space to such subsidiaries, we will use our best efforts to ensure that all space leased to such taxable REIT subsidiaries meets these conditions, unless we determine in our discretion that the related party rent received from a taxable REIT subsidiary will not jeopardize our status as a REIT.

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If the rent attributable to any personal property leased in connection with a lease of property is more than 15% of the total rent received under the lease, all of the rent attributable to the personal property will fail to qualify as “rents from real property.” If the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. In general, we have not leased a significant amount of personal property under our leases. If any incidental personal property has been leased, we believe that rent under each lease from the personal property has been no more than 15% of total rent from that lease, and on an ongoing basis we will use our best efforts to avoid leasing personal property in connection with a future lease except where rent from the personal property is no more than 15% of total rent from that lease, unless, in either instance, we have determined or we determine in our discretion that the amount of disqualified rent attributable to the personal property will not jeopardize our status as a REIT.

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In general, if we furnish or render services to our tenants, other than through a taxable REIT subsidiary or an “independent contractor” who is adequately compensated and from whom we do not derive revenue, the income received from the tenants may not be deemed “rents from real property.” In general, we may provide services directly, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered to be provided for the tenant’s convenience. In addition, we may render directly a de minimis amount of “non-customary” services to the tenants of a property without disqualifying the income as “rents from real property,” as long as our income from the services does not exceed 1% of our income from the related property. We believe that we have not provided services to leased properties that have caused rents to be disqualified as rents from real property, and on an ongoing basis in the future, we will use our best efforts to determine in our discretion that any services provided will not cause rents to be disqualified as rents from real property, unless, in either instance, we have determined or we determine in our discretion that the amount of disqualified rent resulting from such services will not jeopardize our status as a REIT.

Based on, and subject to, the foregoing, we believe that rent from our leases should generally qualify as “rents from real property” for purposes of the 75% and 95% gross income tests, except in amounts that should not jeopardize our status as a REIT. As described above, however, the IRS may assert successfully a contrary position and, therefore, prevent us from qualifying as a REIT.

Interest. For purposes of the gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If a loan contains a provision that entitles us to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may from time to time hold mortgage debt. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. Interest on, and gains from the sale or other disposition of, debt secured by a mortgage on both real and personal property is qualifying income for purposes of both the 95% and 75% gross income tests if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt. However, in the case of acquisition of an existing loan secured by both real property and other property that does not meet the requirements of the previous sentence, if the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan principal exceeds the value of the real estate that is security for the loan as of the date we agreed to acquire the loan.

Dividends. Our share of any dividends received from any corporation (including any taxable REIT subsidiary, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Treatment of Structured Finance Loans. Structured finance loans that we originate generally will not be secured by a direct interest in real property, but by ownership interests in an entity owning real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, and such loans will be treated as qualifying “real estate assets” for purposes of the 75% asset test, provided several requirements are satisfied. If a structured finance loan does not qualify for the Revenue Procedure 2003-65 safe harbor, the interest income from the loan will be qualifying income for purposes of the 95% gross income test but may not be qualifying income for purposes of the 75% gross income test. In addition, if the structured finance loan is not a real estate asset and does not qualify as “straight debt” or as one of certain other disregarded instruments, we will be subject to the 10% asset test relating to value with respect to such loan. We believe that any structured finance loans that we originate will generally either qualify for the Revenue Procedure 2003-65 safe harbor, will otherwise be treated as “real estate assets” that generate qualifying income under both the 75% and 95% gross income tests and will be qualifying assets for purposes of the asset tests, or will qualify as straight debt that generate qualifying income under the 95% gross income test but generate nonqualifying income for purposes of the 75% gross income test.

Tax on Income from Property Acquired in Foreclosure. We will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected to the production of such income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. “Foreclosure property” is any real property (including interests in real property) and any personal property incident to such real property:

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that is acquired by a REIT at a foreclosure sale, or having otherwise become the owner or in possession of the property by agreement or process of law, after a default (or imminent default) on a lease of such property or on a debt owed to the REIT secured by the property;

•	for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Generally, property acquired as described above ceases to be foreclosure property on the earlier of:

•	the last day of the third taxable year following the taxable year in which the REIT acquired the property (or longer if an extension is granted by the Secretary of the Treasury);

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the first day on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test;

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the first day on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent); or

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the first day that is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income or through a taxable REIT subsidiary).

Tax on Prohibited Transactions. A REIT will incur a 100% tax on net income (taking into account foreign currency gains and losses) derived from any “prohibited transaction.” A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. The prohibited transaction rules do not apply to property held by a taxable REIT subsidiary of a REIT. We believe that none of our assets (other than assets that may be held in the future through taxable REIT subsidiaries) are held for sale to customers and that a sale of any such asset would not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset.

The Code provides a safe harbor that, if met by us, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, (i) we must have held the property for at least 2 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 years for the production of rental income), (ii) we must not have made aggregate expenditures includible in the basis of the property during the 2-year period preceding the date of sale that exceed 30% of the net selling price of the property, and (iii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all of our assets as of the beginning of the taxable year. With respect to clause (iii) above, if we rely on one of the alternative percentage tests rather than the 7-sale limitation, (A) we are permitted to sell properties with an aggregate adjusted basis (or fair market value) of up to 20% of the aggregate bases in (or fair market value of) our assets as long as the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years, and (B) substantially all of the marketing and development expenditures with respect to the property must be made through a taxable REIT subsidiary or an independent contractor from whom we do not derive or receive any income. We believe we have complied with the terms of the safe harbor provision and we will attempt to comply with the terms of the safe harbor in the future, except where we determine in our discretion that a particular transaction will avoid prohibited transaction treatment regardless of the safe harbor. We may fail to comply with the safe harbor provision and may sell or dispose of property that could be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Tax and Deduction Limits on Certain Transactions with Taxable REIT Subsidiaries. A REIT will incur a 100% tax on certain transactions between a REIT and a taxable REIT subsidiary to the extent the transactions are not on an arm’s-length basis. In addition, under certain circumstances the interest paid by a taxable REIT subsidiary to the REIT may not be deductible by the taxable REIT subsidiary.

Hedging Transactions. Except to the extent provided by Treasury regulations, any income we derive from a hedging transaction (which may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts) which (i) is clearly identified as such as specified in the Code and Treasury regulations, and (ii) hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets or is entered into primarily to manage the risk of foreign currency fluctuations with respect to qualifying income under the 75% or 95% gross income test, including gain from the sale or disposition of such a transaction and certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of, will not constitute gross income for purposes of either the 75% or 95% gross income test, and therefore will be exempt from these tests. Income from any hedging transaction not described above will likely be treated as nonqualifying for both the 75% and 95% gross income tests.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction. Legislative changes have eliminated like-kind exchanges for personal property.

Relief from Consequences of Failing to Meet Income Tests. If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, and we file a schedule of the sources of our income in accordance with regulations prescribed by the Treasury. We may not qualify for the relief provisions in all circumstances. In addition, as discussed above in “— Taxation of NNN REIT, Inc.,” even if the relief provisions apply, we would incur a 100% tax on gross income to the extent we fail the 75% or 95% gross income test (whichever amount is greater), multiplied by a fraction intended to reflect our profitability.

Asset Tests. To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

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At least 75% of the value of our total assets must consist of cash or cash items (including certain receivables and money market funds), U.S. government securities, “real estate assets,” or qualifying temporary investments (the “75% asset test”).

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“Real estate assets” include interests in real property, interests in mortgages on real property and on interests in real property, stock in other REITs, and debt instruments of publicly offered REITs. Real estate assets also include personal property to the extent that rent attributable to such personal property qualifies as rents from real property because it does not exceed 15% of the total rent received under the lease. We believe that our properties qualify as real estate assets.

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“Interests in real property” include an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property).

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Qualifying temporary investments are investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity or long-term (at least five-year) debt offerings.

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For investments not included in the 75% asset test, (A) the value of our interest in any one issuer’s securities (which does not include any of our equity ownership in other REITs, any taxable REIT subsidiary or any qualified REIT subsidiary) may not exceed 5% of the value of our total assets (the “5% asset test”), (B) we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities (which does not include our equity ownership in other REITs, any taxable REIT subsidiary or any qualified REIT subsidiary) (the “10% asset test”), and (C) no more than 25% of the value of our total assets may consist of securities that are not qualifying assets for purposes of the 75% asset test (including securities of any taxable REIT subsidiary that would not otherwise be treated as real estate assets). For purposes of the 10% asset test that relates to value, the following are not treated as securities: (i) loans to individuals and estates, (ii) securities issued by REITs, (iii) accrued obligations to pay rent; (iv) certain debt meeting the definition of “straight debt” if neither we nor a taxable REIT subsidiary that we control hold more than 1% of the issuer’s securities that do not qualify as “straight debt,” and (v) debt issued by a partnership if the partnership meets the 75% gross income test with respect to its own gross income. In addition, solely for purposes of the 10% asset test that relates to value, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code.

•	The value of our securities in one or more taxable REIT subsidiaries (unless they would otherwise be treated as real estate assets) may not exceed 25% of the value of our total assets.

•	The value of our holdings in debt instruments of publicly offered REITs (unless they would otherwise be treated as real estate assets) may not exceed 25% of the value of our total assets.

We intend to select future investments so as to comply with the asset tests.

As described above, we may from time to time hold mortgage debt. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. Further, a loan secured by a mortgage on both real and personal property qualifies as a real estate asset for purposes of the 75% asset test if the fair market value of the personal property securing the loan does not exceed 15% of the total fair market value of all property securing the loan. However, for a loan secured by both real property and other property that does not meet the requirements of the previous sentence, if the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. Under Revenue Procedure 2014-51, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the greater of (a) the current fair market value of the real property securing the loan or (b) the fair market value of such real property on the date the REIT acquires the loan or (ii) the current fair market value of the loan.

If we fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (ii) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Relief from Consequences of Failing to Meet Asset Tests. If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions are available for failures of the 5% asset test and the 10% asset test if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and (ii) the failure is corrected or we otherwise return to compliance with the applicable asset test within 6 months following the quarter in which it was discovered. In addition, should we fail to satisfy any of the asset tests other than failures addressed in the previous sentence, we may nevertheless qualify as a REIT for such year if (i) the failure is due to reasonable cause and not due to willful neglect, (ii) we file a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, (iii) the failure is corrected or we otherwise return to compliance with the asset tests within 6 months following the quarter in which the failure was discovered, and (iv) we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset tests. We may not qualify for the relief provisions in all circumstances.

Distribution Requirements. Each taxable year, we must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to our stockholders in an aggregate amount at least equal to (1) the sum of 90% of (A) our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) our net income (after tax), if any, from foreclosure property, minus (2) certain items of non-cash income.

We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if we (i) declare a dividend in one of the last three months of the calendar year to which the dividend relates which is payable to stockholders of record as determined in one of such months, and pay the distribution during January of the following taxable year, or (ii) declare the distribution before we timely file our federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration.

Except as provided below, in order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation, however, will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” However, the preferential dividend rules would apply to subsidiary REITs we may own from time to time, although the IRS has issued multiple private letter rulings, which may not be relied upon as precedent, that a subsidiary REIT that meets certain conditions may be treated as a publicly offered REIT for these purposes.

We will pay federal income tax at regular corporate rates on taxable income (including net capital gain) that we do not distribute to stockholders. Furthermore, we will incur a 4% nondeductible excise tax if we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain income for such year, and (3) any undistributed taxable income from prior periods. The excise tax is on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Stockholders.” For purposes of the 4% excise tax, we will be treated as having distributed any such retained amount. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of partnership net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, issue additional preferred or common stock to raise the cash necessary to make required distributions or, if possible, pay taxable dividends of our stock or debt securities.

We may satisfy the 90% distribution requirement with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. The IRS has also issued a revenue procedure applicable to publicly offered REITs that provides that the IRS will treat distributions that, at the election of each stockholder, are paid partly in cash and partly in stock as dividends that satisfy the REIT annual distribution requirement and as distributions that qualify for the dividends paid deduction for federal income tax purposes, provided certain conditions are satisfied, including a requirement that at least 20% of the total dividend is available in cash. We have no current intention to make such an elective cash/stock distribution or a distribution of debt securities, but in the event of an elective cash/stock distribution we expect to structure it so as to comply with the applicable revenue procedure. If we were to choose to make a cash/stock distribution, stockholders may be required to pay tax in excess of the cash that they receive or may be subject to withholding taxes, including with respect to all or a portion of such dividend that is payable in stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Record Keeping Requirements. We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis certain information from our stockholders designed to disclose the actual ownership of our outstanding stock. We have complied, and intend to continue to comply, with such requirements.

Relief from Other Failures of the REIT Qualification Provisions. If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Failure to Qualify. If we fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders and we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Any such dividends should, however, be “qualified dividend income,” which is taxable at long-term capital gain rates for individual stockholders who satisfy certain holding period requirements. See “— Taxation of Taxable U.S. Stockholders — Current Tax Rates.” Furthermore, subject to certain limitations of the Code, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “taxable U.S. stockholder” means a taxable beneficial owner of our common or preferred stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (A) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in effect to be treated as a United States person.

For U.S. federal income tax purposes, holders of depositary share receipts will be treated as if they held the equivalent fraction of the underlying preferred stock. Accordingly, the discussion below with respect to the consequences of holding our preferred stock applies equally to holders of depositary receipts.

Dividends and Other Taxable U.S. Stockholder Distributions. As long as we qualify as a REIT, a taxable U.S. stockholder must take into account distributions on our common or preferred stock out of our current or accumulated earnings and profits (and that we do not designate as capital gain dividends or retained long-term capital gain) as ordinary income. Such distributions will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to taxable U.S. stockholders generally will not qualify for the maximum 20% tax rate for “qualified dividend income.” However, generally non-corporate stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, including a requirement that the taxable U.S. stockholder receiving such dividends hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and not be under an obligation to make related payments with respect to a position in substantially similar or related property.

In determining the extent to which a distribution constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock and then to distributions with respect to our common stock. If, for any taxable year, we elect to designate as capital gain dividends any portion of the distributions paid for the year to our stockholders, the portion of the amount so designated (not in excess of our net capital gain for the year) that will be allocable to the holders of each class or series of preferred stock will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid to the holders of such class or series of preferred stock for the year and the denominator of which will be the total dividends paid to the holders of all classes of our stock for the year. The remainder of the designated capital gain dividends will be allocable to holders of our common stock.

A taxable U.S. stockholder will recognize distributions that we designate as capital gain dividends as long-term capital gain (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the taxable U.S. stockholder has held its common or preferred stock. See “— Capital Gains and Losses” below. Subject to certain limitations, we will designate whether our capital gain dividends are taxable at the usual capital gains rate or at the higher rate applicable to depreciation recapture. A corporate taxable U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a taxable U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The taxable U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The taxable U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A taxable U.S. stockholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the taxable U.S. stockholder’s stock. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such stock. To the extent a distribution exceeds both our current and accumulated earnings and profits and the taxable U.S. stockholder’s adjusted basis in its stock, the taxable U.S. stockholder will recognize long-term capital gain (or short-term capital gain if the stock has been held for one year or less). In addition, if we declare a distribution in October, November, or December of any year that is payable to a taxable U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the taxable U.S. stockholder on December 31 of such year to the extent of our earnings and profits, provided that we actually pay the distribution during January of the following calendar year. We will notify taxable U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute return of capital, ordinary income or capital gain dividends.

Taxation of Taxable U.S. Stockholders on the Disposition of Our Stock. In general, a taxable U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common or preferred stock as long-term capital gain or loss if the taxable U.S. stockholder has held the stock for more than one year and otherwise as short-term capital gain or loss. In general, a taxable U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the taxable U.S. stockholder’s adjusted tax basis. A taxable U.S. stockholder’s adjusted tax basis generally will equal the taxable U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the taxable U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a taxable U.S. stockholder must treat any loss upon a sale or exchange of stock held by such stockholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such taxable U.S. stockholder treats as long-term capital gain.

Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income significantly exceeds the maximum tax rate on long-term capital gain applicable to non-corporate taxpayers. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property” (i.e., depreciable real property) is, to the extent that such gain would have been treated as ordinary income if the property were “Section 1245 property,” higher than the maximum long-term capital gain rate otherwise applicable. With respect to distributions that we designate as capital gain dividends and any retained capital gain that is deemed to be distributed, we may designate (subject to certain limits) whether such a distribution is taxable to our non-corporate stockholders at the lower or higher rate. A taxable U.S. stockholder required to include retained long-term capital gains in income will be deemed to have paid, in the taxable year of the inclusion, its proportionate share of the tax paid by us in respect of such undistributed net capital gains. Taxable U.S. stockholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have been paid by such stockholders. Taxable U.S. stockholders will increase their basis in their stock by the difference between the amount of such includible gains and the tax deemed paid by the taxable U.S. stockholder in respect of such gains. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may generally deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Redemption of Preferred Stock for Cash. The treatment accorded to any redemption by us for cash (as distinguished from a sale, exchange or other disposition) of preferred stock can only be determined on the basis of particular facts as to each holder at the time of redemption. As stated above, in general a taxable U.S. stockholder of preferred stock will recognize capital gain or loss measured by the difference between the amount received upon the redemption and such holder’s adjusted tax basis in the preferred stock redeemed if such redemption (i) results in a “complete termination” of the holder’s interest in all classes of our stock under Section 302(b)(3) of the Code, (ii) is “substantially disproportionate” with respect to the holder’s interest in our stock under Section 302(b)(2) of the Code (which will not be the case if only preferred stock is redeemed, since they generally do not have voting rights), or (iii) is “not essentially equivalent to a dividend” with respect to the holder of preferred stock under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only the preferred stock owned by the taxable U.S. stockholder, but also such holder’s ownership of our common stock and any other options (including stock purchase rights) to acquire any of the foregoing. The holder of preferred stock also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular taxable U.S. stockholder of preferred stock owns (actually or constructively) none of our common stock or an insubstantial percentage of our outstanding common stock, then based upon current law, it is probable that the redemption of preferred stock from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a dividend is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a taxable U.S. stockholder of preferred stock intending to rely on any of these tests at the time of redemption should consult the holder’s own tax advisor to determine their application to the holder’s particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred stock will be treated as a distribution on the preferred stock. If the redemption is taxed as a dividend, the taxable U.S. stockholder’s adjusted tax basis in the preferred stock will be transferred to any other stock held by the holder. If the holder of preferred stock owns none of our other stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

Under previously proposed Treasury regulations, if any portion of the amount received by a taxable U.S. stockholder on a redemption of our preferred stock were treated as a distribution with respect to our stock but not as a taxable dividend, then such portion would be allocated to all shares held by the taxable U.S. stockholder just before the redemption on a pro rata, share-by-share, basis. The amount applied to each share would first reduce the taxable U.S. stockholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the holder had different basis in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the taxable U.S. stockholder could have gain even if the holder’s basis in all its shares exceeded such portion. The previously proposed Treasury regulations would permit the transfer of basis in the redeemed shares of the preferred stock to the taxable U.S. stockholder’s remaining, unredeemed preferred stock (if any), but not to any other class of shares held (directly or indirectly) by the taxable U.S. stockholder. Instead, any unrecovered basis in the preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. On March 28, 2019, these proposed regulations were withdrawn. As a result, the treatment of adjustments to basis of a taxable U.S. stockholder’s preferred stock with respect to amounts treated as a distribution with respect to preferred stock, but not a dividend, as well as the treatment of the basis of any unredeemed shares, may be less certain. We urge you to consult your tax advisor concerning the treatment of a cash redemption of our preferred stock.

Redemption or Conversion of Preferred Stock to Common Stock. Assuming that preferred stock will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for U.S. federal income tax purposes upon the redemption or conversion of our preferred stock at the option of the holder solely into common stock. The basis that a taxable U.S. stockholder will have for U.S. federal income tax purposes in the common stock received will be equal to the adjusted basis the holder had in the preferred stock so redeemed or converted and the holding period for the common stock received will include the holding period for the preferred stock redeemed or converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional common share in an amount equal to the difference between the amount of cash received and the holder’s adjusted basis in such fractional share.

If a redemption or conversion occurs when there is a dividend arrearage on the preferred stock and the fair market value of the common stock exceeds the issue price of the preferred stock, a portion of the common stock received might be treated as a dividend distribution taxable as ordinary income.

If pursuant to the terms of a class of preferred stock a taxable U.S. stockholder receives alternative consideration such as cash, securities or other property or assets (including any combination thereof) in lieu of shares of our common stock in connection with the conversion of the taxable U.S. stockholder’s preferred stock, the tax treatment of the receipt of any such other consideration will depend on the nature of the consideration and the structure of the transaction that gives rise to the right to receive such alternative consideration, and it may be a taxable exchange. Taxable U.S. stockholders converting their preferred stock should consult their tax advisors regarding the U.S. federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon any such conversion.

Adjustments to Conversion Price. Under Section 305 of the Code, holders of preferred stock may be deemed to have received a constructive distribution of stock that is taxable as a dividend where the conversion ratio is adjusted to reflect a cash or property distribution with respect to the common stock into which it is convertible. An adjustment to the conversion price made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments that may be provided in issuances of our preferred stock may not qualify as being pursuant to a bona fide, reasonable adjustment formula. In such a case, if a nonqualifying adjustment were made, the holders of preferred stock might be deemed to have received a taxable stock dividend.

Passive Activity and Investment Income Limitations. Distributions from us and gain from the disposition of our common or preferred stock will not be treated as passive activity income and, therefore, taxable U.S. stockholders will not be able to apply any passive activity losses against such income. Dividends from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of common or preferred stock generally will be treated as investment income for purposes of the investment income limitation.

Medicare Tax on Unearned Income. Certain taxable U.S. stockholders who are individuals, estates or trusts are subject to a 3.8% Medicare tax on all or a portion of their “net investment income,” which may include all or a portion of their dividends on our common or preferred stock and net gains from the taxable disposition of their shares of our common or preferred stock. Taxable U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of our common or preferred stock.

Current Tax Rates. The maximum tax rate on the long-term capital gains of domestic non-corporate taxpayers is 20%. The maximum tax rate on “qualified dividend income” is the same as the capital gains rate, and is substantially lower than the maximum rate on ordinary income. Because, as a REIT, we are not generally subject to tax on the portion of our REIT taxable income or capital gains distributed to our stockholders, our distributions are not generally eligible for the tax rate on qualified dividend income. As a result, our ordinary REIT distributions are taxed at the higher tax rates applicable to ordinary income. However, generally non-corporate stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain limitations, including a requirement that the taxable U.S. stockholder receiving such dividends hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and not be under an obligation to make related payments with respect to a position in substantially similar or related property.

Further, with respect to non-corporate taxpayers, the lower qualified dividend income/capital gains tax rate (at a maximum of 20%) does generally apply to:

•	a stockholder’s long-term capital gain, if any, recognized on the disposition of our common or preferred stock;

•	distributions we designate as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case the 25% tax rate applies);

•	distributions attributable to dividends we receive from non-REIT corporations (including any taxable REIT subsidiaries); and

•	distributions to the extent attributable to income upon which we have paid corporate tax (for example, the tax we would pay if we distributed less than all of our taxable REIT income).

In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

Information Reporting and Backup Withholding. Taxable U.S. stockholders that are “exempt recipients” (such as corporations) generally will not be subject to U.S. backup withholding and related information reporting on payments of dividends on, and the proceeds from the disposition of, our common or preferred stock unless, when required, they fail to demonstrate their status as exempt recipients. In general, we will report to our other stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding (currently at the rate of 24%) with respect to dividends unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us. Backup withholding is not an additional tax and may be credited against a stockholder’s regular U.S. federal income tax liability or refunded by the IRS provided that the stockholder provides the required information to the IRS in a timely manner.

Taxation of Tax-Exempt U.S. Stockholders

Tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts and annuities (“exempt organizations”), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the stock of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to exempt organizations generally should not constitute UBTI. However, if an exempt organization were to finance its acquisition of stock with debt, a portion of the income that they receive from us would constitute UBTI pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations and supplemental unemployment benefit trusts that are exempt from taxation under paragraphs (7), (9) and (17), respectively, of Code Section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our stock. Finally, in certain circumstances, a qualified employee pension or profit-sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI (the “UBTI Percentage”). The UBTI Percentage is equal to the gross income we derive from an unrelated trade or business (determined as if we were a pension trust) divided by our total gross income for the year in which we pay the dividends. The UBTI rule applies to a pension trust holding more than 10% of our stock only if:

•	the UBTI Percentage is at least 5%;

•

we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

we are a “pension-held REIT” (i.e., either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock).

Tax-exempt entities will be subject to the rules described above, under the heading “— Taxation of Taxable U.S. Stockholders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders. Thus, such entities will, after satisfying filing requirements, be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-U.S. stockholders (defined below) are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, and local income tax laws on ownership of our common or preferred stock, including any reporting requirements. As used herein, the term “non-U.S. stockholder” means any taxable beneficial owner of our common or preferred stock (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes) that is not a taxable U.S. stockholder or exempt organization.

Ordinary Dividends. A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests (as defined below) and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current and accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, however, rates below 30% that are applicable to ordinary income dividends from U.S. corporations may not apply to ordinary income dividends from a REIT or may apply only if the REIT meets certain additional conditions. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder), the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as taxable U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a non-U.S. corporation unless the tax is reduced or eliminated by an applicable income tax treaty). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder timely provides an IRS Form W-8BEN or W-8BEN-E to us evidencing eligibility for that reduced rate, or (ii) the non-U.S. stockholder timely provides an IRS Form W-8ECI to us claiming that the distribution is effectively connected income.

Return of Capital. A non-U.S. stockholder will not incur tax on a distribution to the extent it exceeds our current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its common or preferred stock. Instead, such distribution in excess of earnings and profits will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax to the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution just as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If we are treated as a “United States real property holding corporation,” we will be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, unless the non-U.S. stockholder is a “qualified foreign pension fund” (or is wholly-owned by one or more qualified foreign pension funds) or a non-U.S. stockholder that is publicly-traded and meets certain record-keeping and other requirements (a “qualified shareholder”), each as defined in the Code. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30% that is not made to a qualified foreign pension fund or a qualified shareholder.

Non-U.S. stockholders are urged to consult their tax advisors as to their qualification as a “qualified foreign pension fund” or a “qualified shareholder.” The qualified shareholder provisions do not apply to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the class of stock of the REIT held by the qualified shareholders (“applicable investors”). To the extent distributions not allocable to an applicable investor exceed both our current and accumulated earnings and profits and the adjusted basis of the qualified shareholder’s stock, or result from certain redemptions or liquidating distributions, such distributions are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.”

Capital Gain Dividends. Provided that a particular class of our stock is “regularly traded” on an established securities market in the United States, and the non-U.S. stockholder does not own more than 10% of the stock of such class at any time during the one-year period preceding the distribution, then amounts distributed with respect to that stock that are designated as capital gains from our sale or exchange of U.S. real property interests (defined below) are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.”

If the foregoing exception does not apply, for example because the non-U.S. stockholder owns more than 10% of the relevant class of our stock, or because our stock is not regularly traded on an established securities market, the non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of U.S. real property interests under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). The FIRPTA rules described in this paragraph do not apply to such distributions to a qualified foreign pension fund or a qualified shareholder (other than distributions allocable to an applicable investor), although such distributions to a qualified shareholder not allocable to an applicable investor are treated as ordinary dividends taxable as described above under “— Ordinary Dividends.” The term “U.S. real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property but excludes mortgage loans and mortgage-backed securities. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to taxable U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A corporate non-U.S. stockholder may also be subject to the 30% branch profits tax unless the tax is reduced or eliminated by an applicable income tax treaty. We must withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we make a distribution and later designate it as a capital gain dividend, then (although such distribution may be taxable to a non-U.S. stockholder) it is not subject to withholding under FIRPTA. Instead, we must make up the 21% FIRPTA withholding from distributions made after the designation, until the amount of distributions withheld at 21% equals the amount of the distribution designated as a capital gain dividend. A non-U.S. stockholder may receive a credit against its FIRPTA tax liability for the amount we withhold.

Distributions to a non-U.S. stockholder that we designate at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to our disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under “— Sale of Stock.”

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares held by stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA on gain from the sale of its stock as long as we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT in which at all times during a specified testing period foreign persons held, directly or indirectly, less than 50% in value of the stock (after applying specified presumptions regarding the ownership of our shares). We anticipate that we will continue to be a domestically controlled REIT, but there is no assurance that we will continue to be so. However, even if we are not, or cease to be, a domestically controlled REIT, a non-U.S. stockholder that owns, actually or constructively, 10% or less of a class of our outstanding stock at all times during a specified testing period will not incur tax under FIRPTA on a sale of such stock if such class of stock is “regularly traded” on an established securities market. If neither of these exceptions were to apply, a non-U.S. stockholder that is not a qualified foreign pension fund or a qualified shareholder (other than with respect to an applicable investor) would be taxed under FIRPTA on the gain on the sale of the stock, in which case such non-U.S. stockholder would be required to file a U.S. federal income tax return and would be taxed in generally the same manner as taxable U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and, if the stock sold was not regularly traded on an established securities market or we were not a domestically-controlled REIT, the purchaser of the stock may be required to withhold and remit to the IRS 15% of the purchase price.

A non-U.S. stockholder will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder), in which case the non-U.S. stockholder will be subject to the same treatment as taxable U.S. stockholders with respect to such gain, or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains. Capital gains dividends not subject to FIRPTA will be subject to similar rules. A non-U.S. stockholder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected income (as described in the first point above) may also, under certain circumstances, be subject to an additional branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty.

Wash Sales. In general, special wash sale rules apply if a stockholder owning more than 5% of our common or preferred stock avoids a taxable distribution of gain recognized from the sale or exchange of U.S. real property interests by selling our stock before the ex-dividend date of the distribution and then, within a designated period, enters into an option or contract to acquire shares of the same or a substantially identical class of our stock. If a wash sale occurs, then the seller/repurchaser will be treated as having gain recognized from the sale or exchange of U.S. real property interests in the same amount as if the avoided distribution had actually been received. Non-U.S. stockholders should consult their own tax advisors on the special wash sale rules that apply to non-U.S. stockholders.

Conversion of Preferred Stock to Common Stock. The conversion of preferred stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our preferred stock constitutes a U.S. real property interest under FIRPTA. Even if our preferred stock constitutes a U.S. real property interest, provided our common stock also constitutes a U.S. real property interest, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of preferred stock into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred stock constitutes a U.S. real property interest and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred stock for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a taxable U.S. stockholder of the same type (e.g., a corporate or a non-corporate stockholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder’s common stock received over such non-U.S. stockholder’s adjusted basis in its preferred stock.

Non-U.S. stockholders should consult with their tax advisors regarding the federal income tax consequences of any transaction by which such non-U.S. stockholder exchanges our common stock received on a conversion of preferred stock for cash or other property.

Information Reporting and Backup Withholding. We must report annually to the IRS and to each non-U.S. stockholder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty.

Backup withholding (currently at the rate of 24%) and additional information reporting will generally not apply to distributions to a non-U.S. stockholder provided that the non-U.S. stockholder certifies under penalty of perjury that the stockholder is a non-U.S. stockholder or otherwise establishes an exemption. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of stock effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of stock by a foreign office of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” (generally, a foreign corporation controlled by stockholders that are United States persons) for U.S. tax purposes; or

•

that is a foreign partnership, if at any time during its tax year more than 50% of its income or capital interests are held by United States persons or if it is engaged in the conduct of a trade or business in the United States, unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of stock effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a non-U.S. stockholder or otherwise establishes an exemption. Backup withholding is not an additional tax and may be credited against a non-U.S. stockholder’s U.S. federal income tax liability or refunded to the extent excess amounts are withheld, provided that the required information is timely supplied to the IRS.

Reporting and Withholding on Foreign Financial Accounts. Under sections 1471 through 1474 of the Code, Treasury regulations and related guidance (commonly referred to as “FATCA”), a 30% U.S. withholding tax will be imposed in certain circumstances on payments of (i) dividends on the shares and (ii) subject to the proposed Treasury regulations discussed below, gross proceeds from the sale or other disposition of the shares. Proposed Treasury regulations would, when finalized, eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the shares, that produce withholdable payments. In the preamble to such proposed Treasury regulations, the IRS stated that taxpayers and withholding agents may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified United States person that directly or indirectly owns more than a specified percentage of such entity). If shares are held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. If we determine withholding is appropriate with respect to the payments of dividends on the shares or other payments in respect of the shares, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Under certain circumstances, a holder may be eligible for refunds or credits of such withheld taxes. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the shares.

Other Tax Considerations

State and Local Taxes. We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisors regarding the effect of state and local tax laws upon an investment in our securities.

Changes to Tax Laws and Regulations. The rules dealing with federal income taxation are subject to revision by the U.S. Congress, the IRS and the Treasury, and statutory changes, new regulations, revisions to existing regulations and revised interpretations of established concepts are issued frequently. We cannot assure you that a change in law, including the possibility of major tax legislation in 2026 or later, possibly with retroactive application, will not alter significantly the tax considerations (including applicable tax rates) that we describe herein. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us and our stockholders. Revisions to tax laws and interpretations of these laws could adversely affect our ability to qualify and be taxed as a REIT, as well as the tax or other consequences of an investment in our common or preferred stock.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus in one or more of the following ways from time to time: (1) through underwriters, brokers or dealers; (2) through agents; (3) in “at the market offerings,” including sales made to or through a market maker, or into an existing trading market or securities exchange or otherwise, in block transactions or by any other method permitted by law, including privately negotiated transactions; (4) directly to purchasers; (5) through forward or other derivative transactions relating to shares of common stock or other securities; (6) through a combination of any of these methods of sale; or (7) through any other method permitted by applicable law. Any such underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

Underwriters may offer and sell our securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell our securities upon the terms and conditions set forth in an applicable prospectus supplement. In connection with the sale of our securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions, and may also receive commissions from purchasers of our securities for whom they may act as agent. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions from the underwriters or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation we pay to underwriters or agents in connection with the offering of our securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase our securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts shall be not less or more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (i) the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of our securities less the principal amount thereof covered by contracts.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any such securities.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, the SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

LEGAL MATTERS

The validity of our securities and the accuracy of the discussion under “Material Federal Income Tax Considerations” contained in this prospectus are to be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of NNN REIT, Inc. and subsidiaries appearing in NNN REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 (including schedules appearing therein), and the effectiveness of NNN REIT, Inc.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filing number is 001-11290. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings are available to the public at the SEC’s website at http://www.sec.gov and at our website at http://www.nnnreit.com. Except to the extent expressly set forth herein or in any accompanying prospectus supplement, the contents of our website are not and shall not be deemed a part of, or incorporated by reference into, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC. Our common stock is listed on the New York Stock Exchange under the ticker symbol “NNN.”

We have filed with the SEC a registration statement (of which this prospectus is a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. This registration statement is also available to you on the SEC’s website.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 11, 2026;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2025 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2026;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on April 30, 2026 and August 5, 2026, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 19, 2026, May 12, 2026 and June 23, 2026; and

•

the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on July 22, 1992, as the same may be deemed amended by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or any exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a copy of any or all of the documents incorporated by reference in this prospectus, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents), at no cost, by writing or telephoning our corporate headquarters at the following address:

NNN REIT, Inc.

450 South Orange Avenue, Suite 900

Orlando, Florida 32801

Attention: Chief Financial Officer

(telephone number: (407) 265-7348)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are the amounts of fees and expenses (other than underwriting discounts and commissions) we will pay in connection with the offering of our securities. All amounts set forth below, with the exception of the SEC Registration Fee, are estimated.

SEC Registration Fee	$(1)
Printing and Mailing Costs	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.
(2)	The amounts of such fees and expenses are based on the securities offered and the number of issuances and accordingly are presently unknown.

Item 15. Indemnification of Directors and Officers

Our Articles of Incorporation provide that the liability of our directors and officers for money damages shall be eliminated to the maximum extent permitted by Maryland law. Under current Maryland law, the directors are liable to us or our stockholders for money damages only for liability resulting from (i) acts or omissions committed in bad faith involving active and deliberate dishonesty that were material to the cause of action adjudicated, as established by a final judgment, or (ii) actual receipt of an improper benefit or profit in money, property or services. Our Articles of Incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

Our Articles of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, we will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expense incurred by him or her in connection with the proceeding, and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, our Bylaws require us to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer or any person who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who is made a party to a proceeding by reason of his status as a director, officer, employee or agent, to the fullest extent provided by Maryland law. Current Maryland law provides that we shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by Maryland law and our Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our Bylaws also permit us to provide indemnification, payment or reimbursement of expenses to any of our employees or agents in such capacity.

We have also entered into an indemnification agreement with each of our directors and executive officers. Each indemnification agreement provides that we shall, to the maximum extent permitted by law, indemnify the director or executive officer and advance expenses and costs in connection with any claims, suits or proceedings arising as a result of such director’s or executive officer’s service as a director or executive officer, as applicable.

Item 16. Exhibits

The following exhibits, as noted, are filed herewith, previously have been filed, or will be filed by amendment.

Exhibit No.	Description

1.1	Form of Underwriting Agreement for Debt Securities*

1.2	Form of Underwriting Agreement for Equity Securities*

3.1	First Amended and Restated Articles of Incorporation of the Registrant, as amended through the Second Amendment, dated May 1, 2023 (filed on August 2, 2023 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q and incorporated by reference herein).

3.2	Third Amended and Restated Bylaws of the Registrant, as amended through the Fifth Amendment to Bylaws, dated May 1, 2023 (filed on August 2, 2023 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q and incorporated by reference herein).

4.1	Specimen Certificate of Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 3.4 to the Registrant’s Registration Statement No. 1-11290 on Form 8-B and incorporated herein by reference)(P)

4.2	Indenture, dated as of March 25, 1998, between the Registrant and First Union National Bank, as trustee (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-157583) filed with the Securities and Exchange Commission on February 27, 2009, and incorporated herein by reference)

4.3	Form of Debt Security (included in Exhibit 4.2)

4.4	Form of Warrant Agreement and Warrant Certificate*

4.5	Form of Deposit Agreement and Depositary Receipt*

4.6	Form of Stock Purchase Contract*

4.7	Form of Rights Agreement (including form of Rights Certificate)*

4.8	Form of Unit Agreement (including form of Unit Certificate)*

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being registered

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding certain federal income tax matters

23.1	Consent of Ernst & Young LLP

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibits 5.1 and 8.1)

24.1	Powers of Attorney (included in signature pages hereof)

25.1	Statement of Eligibility of Trustee on Form T-1

107	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities
(P)	Paper exhibits

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on August 5, 2026.

NNN REIT, INC.

By:	/s/ Vincent H. Chao
Vincent H. Chao
Chief Financial Officer, Executive Vice President, Assistant Secretary and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Stephen A. Horn, Jr., Vincent H. Chao and Michelle L. Miller as his or her attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen A. Horn, Jr. Stephen A. Horn, Jr.	Chief Executive Officer (Principal Executive Officer), President and Director	August 5, 2026

/s/ Edward J. Fritsch Edward J. Fritsch	Chairperson	August 5, 2026

/s/ Pamela K. M. Beall Pamela K. M. Beall	Director	August 5, 2026

/s/ David M. Fick David M. Fick	Director	August 5, 2026

/s/ Elizabeth C. Gulacsy Elizabeth C. Gulacsy	Director	August 5, 2026

/s/ Betsy D. Holden Betsy D. Holden	Director	August 5, 2026

/s/ Kamau O. Witherspoon Kamau O. Witherspoon	Director	August 5, 2026

/s/ Vincent H. Chao Vincent H. Chao	Chief Financial Officer (Principal Financial Officer), Executive Vice President, Assistant Secretary and Treasurer	August 5, 2026

/s/ Michelle L. Miller Michelle L. Miller	Chief Accounting Officer (Principal Accounting Officer), Executive Vice President and Chief Technology Officer	August 5, 2026